EXHIBIT 23.1




                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors:


     We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 of our report dated March 12, 2003, relating to the financial statements of ENGlobal Corporation appearing in the Form 10-K for the year ended December 31, 2002.



/S/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP

Houston, Texas
March 11, 2004